Exhibit 10.33

FAMOUS DAVE’S OF AMERICA, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is made and entered into as of January 1, 2016, between Famous Dave’s of America, Inc., a Minnesota corporation (the “Company”), and Adam J. Wright (“Executive”).

Background

A. Effective as of the date hereof, Executive is entering into an employment agreement with the Company pursuant to which he will continue to serve as an employee of the Company in the capacity of Chief Executive Officer (the “Employment Agreement”);

B. The Company has adopted the Famous Dave’s of America, Inc. 2015 Equity Incentive Plan (the “Plan”) under which shares of common stock of the Company have been reserved for issuance; and

C. As contemplated by the Employment Agreement, and in order to award Executive for his services to the Company, Executive and the Company desire to enter into this Agreement for the granting of stock options.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Incorporation by Reference. The terms and conditions of the Plan, a copy of which has been delivered to Executive, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

2. Grant of Option; Purchase Price. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants from the Plan to Executive the right and option, hereinafter called the “Option”, to purchase all or any part of an aggregate of 50,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) at a purchase price per Share equal to $6.94, which price is intended to be at least 100% of the fair market value of the Company’s common stock on the grant date (determined in accordance with the Company’s procedures for calculating such fair market value).

3. Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in Executive. Except as provided in paragraph 4, the Option shall vest in Executive and become exercisable in 24 monthly installments commencing on the one-month anniversary of the date of this Agreement and continuing on each of the subsequent 23 monthly anniversaries thereof (each a “Vesting Date”). Except as provided in paragraph 4, the Option shall vest with respect to 2,083 Shares on each of the first 23 Vesting Dates and shall vest with respect to 2,091 Shares on the final (24th) Vesting Date.

4. Termination of Relationship with the Company; Accelerated Vesting.

(a) In the event that Executive shall cease to be employed by the Company (for any reason or no reason, and regardless of whether ceasing to be an employee is voluntary or involuntary on the part of Executive) prior to a Vesting Date, that part of the Option scheduled to vest on the Vesting Date shall not vest and all of Executive’s rights to and under such non-vested portion of the Option shall terminate.

(b) In the event of a “Change of Control” (as defined in the Plan) during the “Employment Term” (as defined in the Employment Agreement) in which the acquiring company or successor company opts not to assume the Employment Agreement, the vesting of the Options will accelerate such that the Options shall be fully vested and exercisable immediately prior to such Change of Control.

5. Term of Option. Except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that

(a) in the event Executive ceases to be employed by the Company (for any reason or no reason, and regardless of whether ceasing to be an employee is voluntary or involuntary on the part of Executive), Executive or his/her legal representative shall have six (6) months from the date of such termination, or, if earlier, upon the expiration date of the Option as set forth above, to exercise any part of the Option; upon the expiration of such six (6) month period, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void; and

(b) that in the event of a “Corporate Transaction” (as such term is defined in the Plan), and unless waived by the Company’s Board of Directors in its sole discretion, Executive or his/her legal representative shall be required to exercise the entire vested portion of the Option prior to the consummation of the Corporate Transaction (but contingent upon the occurrence thereof) and, whether exercised or not exercised prior to the Corporate Transaction, immediately prior to the Corporate Transaction the Option shall terminate and become null and void; provided, however, that for purposes of this Agreement, a Corporate Transaction will not be deemed to have occurred solely due to the Company reducing the size of its asset base through restaurant refranchising.

Notwithstanding the foregoing, if Executive breaches the Executive Notice Period set forth in Section 6(d) of the Employment Agreement, fifty percent (50%) of Executive’s vested Options shall automatically and immediately terminate.

6. Right to Purchase and Redeem. In the event of a Corporate Transaction, the Company’s Board of Directors may elect, in its sole discretion, to purchase and redeem the Option in exchange for making a cash payment to Executive in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the per share transaction proceeds in the Corporate Transaction exceed the per Share exercise price of the Option, by (y) the number of Shares covered by the vested portion of the Option. Any such purchase and redemption shall be effective immediately prior to the consummation of the Corporate Transaction (but contingent upon the occurrence thereof).

7. Rights of Option Holder. Executive, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option (or, if applicable, Shares have been recorded as book entries in the corporate records of the Company). Nothing contained in this Agreement shall be deemed to grant Executive any right to continue to continue as a member of the Board or in the employ of the Company for any period of time or any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Executive, Executive’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

8. Transferability. The Option shall not be transferable except to the extent permitted by the Plan.

9. Securities Law Matters. Executive acknowledges that the Shares to be received by him or her upon exercise of the Option may have not been registered under the Securities Act of 1933 or the Blue Sky laws of any state (collectively, the “Securities Acts”). If such Shares have not been so registered, Executive acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. Executive acknowledges that if not then registered under the Securities Acts, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability or any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

10. Executive Representations. Executive hereby represents and warrants that Executive has reviewed with his or her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Executive is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Executive understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement. The Option, if exercised, will be exercised for investment and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

11. Notices. All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company:

Famous Dave’s of America, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Attn: Chief Financial Officer

If to Executive:

To Executive’s most recent residential address known by the Company or any other address Executive may provide to the Company in writing

12. General.

(a) The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(b) This Agreement may be amended only by a written agreement executed by the Company and Executive.

(c) This Agreement and the Plan embody the entire agreement made between the parties hereto with respect to matters covered herein and shall not be modified except in accordance with paragraph 12(b) of this Agreement.

(d) Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(e) Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(g) This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed therein.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXECUTIVE:

/s/ Adam J. Wright
Name:	Adam J. Wright

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Richard A. Pawlowski
Name:	Richard A. Pawlowski
Title:	Chief Financial Officer

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